Exhibit 99.1

Simulations Plus Reports Third Quarter Fiscal 2024 Financial Results

Total revenue of $18.5 million and diluted earnings per share (EPS) of $0.15

Maintains full-year revenue guidance of $69 to $72 million and updates EPS guidance

LANCASTER, CA, July 2, 2024 – Simulations Plus, Inc. (NASDAQ: SLP) (“Simulations Plus”), a leading provider of biosimulation, simulation-enabled performance and intelligence solutions, and medical communications for the biopharma industry, today reported financial results for its third quarter fiscal 2024, ended May 31, 2024.

Third Quarter 2024 Financial Highlights (compared to third quarter 2023)
•Total revenue increased 14% to $18.5 million
•Software revenue increased 12% to $11.9 million, representing 64% of total revenue
•Services revenue increased 18% to $6.6 million, representing 36% of total revenue
•Gross profit was constant at $13.3 million; gross margin was 71%
•Adjusted EBITDA of $5.7 million, representing 31% of total revenue
•Net income of $3.1 million and diluted earnings per share (EPS) of $0.15 versus net income of $4.0 million and diluted EPS of $0.20
•Adjusted diluted EPS excluding the impact of acquisition costs of $0.19 versus adjusted diluted EPS of $0.21

Nine Months 2024 Financial Highlights (compared to nine months 2023)
•Total revenue increased 17% to $51.3 million
•Software revenue increased 14% to $31.1 million, representing 61% of total revenue
•Services revenue increased 21% to $20.2 million, representing 39% of total revenue
•Gross profit increased 2% to $36.3 million; gross margin was 71%
•Adjusted EBITDA of $16.2 million, representing 32% of total revenue
•Net income of $9.1 million and diluted EPS of $0.45 versus net income of $9.4 million and diluted EPS of $0.46
•Adjusted diluted EPS excluding the impact of acquisition costs was constant at of $0.49

Management Commentary

“Our third quarter results reflected continued solid performance in both our software and services segments,” said Shawn O’Connor, Chief Executive Officer of Simulations Plus. “Total revenue increased 14%, led by higher software sales in our Cheminformatics and Clinical Pharmacology & Pharmacometrics (CPP) business units, with strong growth in our ADMET Predictor® and MonolixSuite™ platforms, respectively. Our Physiologically Based Pharmacokinetics (PBPK) business unit also performed well, reflecting higher revenues from GastroPlus®. During the quarter, we were excited to launch GastroPlus X, the next generation of physiologically based pharmacokinetics/biopharmaceutics (PBPK/PBBM) modeling and simulation software, and believe it will become a meaningful addition to our suite of leading-edge solutions. The 18% increase in services revenue was driven by strong growth in our Quantitative Systems Pharmacology (QSP) and CPP business units.

“Biotech funding is starting to show signs of recovery, most notably for companies that have drug candidates in the clinic. We continue to be cautiously optimistic about the funding environment for our biotech clients. We see a range of spending patterns among large pharmaceutical companies. Some are increasing expenditures, while others remain conservative, with most falling in between depending on various internal and external market factors. Overall, the market is in a better position today compared to a year ago.

“Our acquisition of Pro-ficiency on June 11th brings together our collective expertise in simulations, AI technologies and focus on science, creating a one-of-a-kind platform that spans across the drug development continuum. The Pro-ficiency integration and collaboration is progressing in-line with our internal plan and schedule with positive responses from our clients.

“Our performance in the first nine months of the year remains aligned with our original fiscal 2024 revenue guidance. The newly formed Clinical Simulations and Medical Communications (CSMC) business unit is expected to contribute approximately $3 million to our fiscal 2024 revenue. We are entering our final fiscal quarter of 2024 with a healthy pipeline and remain confident that Simulations Plus is well positioned to achieve its goals for the fiscal year. Going forward, we remain committed to a disciplined growth strategy that will deliver long-term returns for our shareholders.”

Fiscal 2024 Guidance

Fiscal 2024 Guidance
Revenue	$69M - $72M
Revenue growth	15 - 20%
Software mix	55 - 60%
Services mix	40 - 45%
Diluted EPS	$0.46 - $0.48
Adjusted diluted EPS	$0.54 - $0.56

Quarterly Dividend

The Simulations Plus Board of Directors has determined to discontinue the Company’s quarterly cash dividend and reallocate these funds to our capital allocation strategy for investing in growth initiatives that are intended to generate long-term shareholder value. The final dividend of $0.06 per share of the Company’s common stock will be paid on August 5, 2024, to shareholders of record as of July 29, 2024.

Environmental, Social, and Governance

We focus our Environmental, Social, and Governance (ESG) efforts where we can have the most positive impact. To learn more about our latest initiatives and priorities, please visit our website to read our 2023 ESG update.

Webcast and Conference Call Details

Shawn O’Connor, Chief Executive Officer, and Will Frederick, Chief Financial and Operating Officer, will host a conference call and webcast today at 5 p.m. Eastern Time to discuss the details of the Company’s performance for the quarter and certain forward-looking information. The call may be accessed by registering here or by calling 1-877-451-6152 (domestic) or 1-201-389-0879 (international) or by clicking on this Call me™ link to request a return call. The webcast will be available on our website on the investor relations page of the Simulations Plus website at www.simulations-plus.com/investorscorporate-profile/corporate-profile/. A replay of the webcast will be available on the website approximately one hour following the call.

Non-GAAP Definitions

Adjusted EBITDA

Adjusted EBITDA is defined as earnings (loss) before interest, taxes, depreciation and amortization, stock-based compensation, (gain) loss on currency exchange, any acquisition- or financial-transaction-related expenses, and any asset impairment charges. Currency exchange excluded represents the exchange rate fluctuations on the foreign currency denominated transactions. The impact of transactions in foreign currency represents the effect of converting revenue and expenses occurring in a currency other than the functional currency. The Company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The Company’s management uses non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation. Adjusted EBITDA represents a measure that we believe is customarily used by investors and analysts to evaluate the financial performance of companies in addition to the GAAP measures that we present. Our management also believes that Adjusted EBITDA is useful in evaluating our core operating results. However, Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America and should not be considered an alternative to net income or operating income as an indicator of our operating performance or to net cash provided by operating activities as a measure of our liquidity. The Company’s Adjusted EBITDA measure may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to nonrecurring, unusual items.

Adjusted Diluted EPS

Adjusted diluted EPS is calculated based on net income excluding the impact of any acquisition- or financial-transaction-related expenses, any asset impairment charges, and tax provisions / benefits related to the previous items. The Company excludes the above items because they are outside of the Company’s normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

The Company believes that the use of non-GAAP measures helps investors to gain a better understanding of the Company’s core operating results and future prospects, consistent with how management measures and forecasts the Company’s performance, especially when comparing such results to previous periods or forecasts.

About Simulations Plus

With more than 25 years of experience serving clients globally, Simulations Plus stands as a premier provider in the Biopharma sector, offering advanced software and consulting services that enhance drug discovery, development, research, clinical trial operations, regulatory submissions, and commercialization. Our comprehensive biosimulation solutions integrate artificial intelligence/machine learning (AI/ML), physiologically based pharmacokinetics, quantitative systems pharmacology/toxicology, and population PK/PD modeling approaches. We also deliver simulation-enabled performance and intelligence solutions alongside medical communications support for clinical and commercial drug development. Our cutting-edge technology is licensed and utilized by leading pharmaceutical, biotechnology, and regulatory agencies worldwide. For more information, visit our website at www.simulations-plus.com. Follow us on LinkedIn | X | YouTube.

Forward-Looking Statements

Except for historical information, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties. Words like “believe,” “expect,” and “anticipate” mean that these are our best estimates as of this writing, but there can be no assurances that expected or anticipated results or events will actually take place, so our actual future results could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to successfully integrate the Pro-ficiency business with our own, as well as expenses we may incur in connection therewith, our ability to maintain our competitive advantages, acceptance of new software and improved versions of our existing software by our customers, the general economics of the pharmaceutical industry, our ability to finance growth, our ability to continue to attract and retain highly qualified technical staff, market conditions, macroeconomic factors, and a sustainable market. Further information on our risk factors is contained in our quarterly and annual reports and filed with the U.S. Securities and Exchange Commission.

Investor Relations Contacts:
Lisa Fortuna
Financial Profiles
310-622-8251
slp@finprofiles.com

Renee Bouche
Simulations Plus Investor Relations
661-723-7723
renee.bouche@simulations-plus.com

SIMULATIONS PLUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands, except per common share amounts)	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
Revenues
Software	$11,908	$10,632	$31,111	$27,193
Services	6,636	5,602	20,238	16,755
Total revenues	18,544	16,234	51,349	43,948
Cost of revenues
Software	1,400	908	3,739	2,636
Services	3,887	2,053	11,284	5,616
Total cost of revenues	5,287	2,961	15,023	8,252
Gross profit	13,257	13,273	36,326	35,696
Operating expenses
Research and development	1,300	945	3,829	3,428
Sales and marketing	2,399	1,683	6,337	4,898
General and administrative	7,678	6,548	18,878	18,361
Total operating expenses	11,377	9,176	29,044	26,687
Income from operations	1,880	4,097	7,282	9,009
Other income	2,010	843	4,266	2,617

Income before income taxes	3,890	4,940	11,548	11,626
Provision for income taxes	(753)	(932)	(2,437)	(2,199)
Net income	$3,137	$4,008	$9,111	$9,427

Earnings per share
Basic	$0.16	$0.20	$0.46	$0.47
Diluted	$0.15	$0.20	$0.45	$0.46

Weighted-average common shares outstanding
Basic	19,995	19,972	19,972	20,123
Diluted	20,433	20,355	20,324	20,512

Other comprehensive (loss) income, net of tax
Foreign currency translation adjustments	(56)	144	(125)	174
Unrealized losses on available-for-sale securities	$(39)	$—	$(39)	$—
Comprehensive income	$3,042	$4,152	$8,947	$9,601

SIMULATIONS PLUS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)	(Audited)
(in thousands, except share and per share amounts)	May 31, 2024	August 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$109,092	$57,523
Accounts receivable, net of allowance for credit losses of $149 and $46	10,144	10,201
Prepaid income taxes	1,202	804
Prepaid expenses and other current assets	5,303	3,904
Short-term investments	9,875	57,940
Total current assets	135,616	130,372
Long-term assets
Capitalized computer software development costs, net of accumulated amortization of $18,502 and $17,199	12,614	11,335
Property and equipment, net	882	671
Operating lease right-of-use assets	948	1,247
Intellectual property, net of accumulated amortization of $10,498 and $9,301	7,492	8,689
Other intangible assets, net of accumulated amortization of $2,862 and $2,107	12,712	12,825
Goodwill	19,099	19,099
Deferred tax assets	2,804	1,438
Other assets	524	425
Total assets	$192,691	$186,101
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$658	$144
Accrued compensation	4,111	4,392
Accrued expenses	894	659
Contracts payable	3,810	3,250
Operating lease liability - current portion	410	442
Deferred revenue	1,437	3,100
Total current liabilities	11,320	11,987
Long-term liabilities
Operating lease liability	512	755
Contracts payable – net of current portion	—	3,330
Total liabilities	11,832	16,072
Commitments and contingencies	—	—
Shareholders' equity
Preferred stock, $0.001 par value - 10,000,000 shares authorized; no shares issued and outstanding	$—	$—
Common stock, $0.001 par value and additional paid-in capital —50,000,000 shares authorized; 20,007,488 and 19,937,961 shares issued and outstanding	150,451	144,974
Retained earnings	30,713	25,196
Accumulated other comprehensive loss	(305)	(141)
Total shareholders' equity	180,859	170,029
Total liabilities and shareholders' equity	$192,691	$186,101

SIMULATIONS PLUS, INC.
Trended Financial Information*
(Unaudited)

(in millions except earnings per share amounts)

	FY 2023				FY 2024			FY 2023	FY 2024
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Full Year	YTD
Revenue
Software	$6.1	$10.5	$10.6	$9.3	$7.6	$11.6	$11.9	$36.5	$31.1
Services	$5.9	$5.3	$5.6	$6.3	$6.9	$6.7	$6.6	$23.1	$20.2
Total	$12.0	$15.8	$16.2	$15.6	$14.5	$18.3	$18.5	$59.6	$51.3

Gross Margin
Software	85.4%	92.0%	91.5%	89.4%	86.9%	88.4%	88.2%	90.1%	88.0%
Services	69.7%	66.2%	63.4%	62.1%	47.0%	44.2%	41.4%	65.3%	44.2%
Total	77.7%	83.4%	81.8%	78.4%	67.9%	72.2%	71.5%	80.5%	70.7%

Income from operations	$0.9	$4.0	$4.1	$(0.3)	$1.0	$4.4	$1.9	$8.7	$7.3
Operating Margin	7.3%	25.6%	25.2%	-1.8%	6.6%	24.3%	10.1%	14.6%	14.2%
Net Income	$1.2	$4.2	$4.0	$0.5	$1.9	$4.0	$3.1	$10.0	$9.1
Diluted Earnings Per Share	$0.06	$0.20	$0.20	$0.03	$0.10	$0.20	$0.15	$0.49	$0.45
Adjusted EBITDA	$3.0	$6.2	$6.5	$4.9	$3.4	$7.1	$5.7	$20.6	$16.2
Adjusted Diluted EPS	$0.07	$0.21	$0.21	$0.18	$0.10	$0.20	$0.19	$0.67	$0.10
Cash Flow from Operations	$4.7	$5.5	$8.5	$3.1	$0.2	$5.8	$5.7	$21.9	$11.7

Revenue Breakdown by Region
Americas	$8.5	$10.6	$10.8	$11.0	$10.9	$12.5	$12.4	$40.8	$35.8
EMEA	2.1	3.6	3.4	2.6	2.3	4.7	4.5	11.7	11.5
Asia Pacific	1.3	1.5	2.1	2.1	1.3	1.2	1.6	7.0	4.1
Total	$12.0	$15.8	$16.2	$15.6	$14.5	$18.3	$18.5	$59.6	$51.3

Software Performance Metrics
Average Revenue per Customer (in thousands)
Commercial	$68.0	$110.0	$97.0	88.0	$79.0	$113.0	$97.0

Services Performance Metrics
Backlog (in millions)	$15.8	$15.4	$15.7	$19.5	$18.9	$18.0	$19.6

*Numbers may not add due to rounding

SIMULATIONS PLUS, INC.
Reconciliation of Adjusted EBITDA to Net Income*
(Unaudited)

(in millions)

	FY 2023				FY 2024			FY 2022	FY 2023	FY 2024
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Full Year	Full Year	YTD
Net Income	$1.2	$4.2	$4.0	$0.5	$1.9	$4.0	$3.1	$12.5	$10.0	$9.1
Excluding:
Interest income and expense, net	(0.8)	(1.0)	(1.1)	(1.3)	(1.3)	(1.3)	(1.5)	(0.7)	(4.1)	(4.2)
Provision for income taxes	0.4	0.9	0.9	(0.5)	0.5	1.2	0.8	2.6	1.7	2.4
Depreciation and amortization	0.9	0.9	0.9	1.1	1.1	1.1	1.3	3.6	3.9	3.5
Stock-based compensation	0.9	1.2	1.1	1.1	1.3	1.6	1.7	2.7	4.2	4.6
(Gain) loss on currency exchange	—	—	0.3	0.2	—	0.1	—	0.2	0.5	—
Impairment of other intangibles	—	—	—	0.5	—	—	—	—	0.5	—
Change in value of contingent consideration	—	—	—	0.7	(0.1)	0.4	(0.6)	0.3	0.7	(0.3)
Mergers & Acquisitions expense	0.3	0.1	0.4	2.5	—	—	0.9	0.3	3.3	0.9
Adjusted EBITDA	$3.0	$6.2	$6.5	$4.9	$3.4	$7.1	$5.7	$21.5	$20.6	$16.2
*Numbers may not add due to rounding

SIMULATIONS PLUS, INC.
Reconciliation of Adjusted Diluted EPS to Diluted EPS*
(Unaudited)
(in millions, except Diluted EPS and Adjusted Diluted EPS)

	FY 2023				FY 2024			FY 2022	FY 2023	FY 2024
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Full Year	Full Year	YTD
Net Income (GAAP)	$1.2	$4.2	$4.0	$0.5	$1.9	$4.0	$3.1	$12.5	$10.0	$9.1
Excluding:
Mergers & Acquisitions expense	0.3	0.1	0.4	0.9	—	—	0.9	0.3	1.7	0.9
Immunetrics transaction costs	—	—	—	2.3	—	—	—	—	2.3	—
Cognigen trade name write-off	—	—	—	0.5	—	—	—	—	0.5	—
Tax effect on above adjustments	(0.1)	—	(0.1)	(0.5)	—	—	(0.2)	(0.1)	(0.7)	(0.2)
Adjusted Net income (Non-GAAP)	$1.5	$4.2	$4.3	$3.7	$1.9	$4.0	$3.9	$12.8	$13.8	$9.9
Weighted-average common shares outstanding:
Diluted	20.8	20.5	20.4	20.4	20.3	20.3	20.4	20.7	20.5	20.3

Diluted EPS (GAAP)	$0.06	$0.20	$0.20	$0.03	$0.10	$0.20	$0.15	$0.60	$0.49	$0.45
Adjusted Diluted EPS (Non-GAAP)	$0.07	$0.21	$0.21	$0.18	$0.10	$0.20	$0.19	$0.61	$0.67	$0.49
*Numbers may not add due to rounding